Exhibit 10.14.6

This instrument was prepared by

and upon recordation should be

returned to:

McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Attention: Jeffrey A. Petit, Esq.

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS

GRANTOR:	EQRT 2871 102nd, L.P., a Delaware limited partnership
GRANTEE:	STATE FARM LIFE INSURANCE COMPANY, an Illinois insurance company
LEGAL DESCRIPTION	2871 South 102nd Street, Tukwila, WA; The complete legal description is on Exhibit A.

ASSESSOR’S PROPERTY TAX PARCEL ACCOUNT NUMBER(S):

200597-0010-03
200597-0020-01
200597-0030-09
200597-0040-07

For purposes of Article 9 of the Uniform Commercial Code (RCW 62A.9A), this Deed of Trust constitutes a Security Agreement with the Grantor being the Debtor and Beneficiary being the Secured Party. This Deed of Trust also constitutes a Financing Statement filed as a fixture filing pursuant to Article 9 of the Uniform Commercial Code, RCW 62A.9A-502

THIS LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS (this "Deed of Trust") is made and executed as of the 16th day of October, 2024 by EQRT 2871 102nd, L.P., a Delaware limited partnership ("Borrower"), whose mailing address is c/o EQT Exeter, Five Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Delaware County, Pennsylvania 19087, as grantor, to First American Title Insurance Company, a Nebraska corporation, whose mailing address is 385 E. Colorado Blvd, Suite 205, Pasadena, CA 91101 (“Trustee”), as trustee, for the benefit of STATE FARM LIFE INSURANCE COMPANY, an Illinois insurance company, whose mailing address is Attn: Law Department – Investments, Loan #15134, One State Farm Plaza, A-3, Bloomington, Illinois 61710 ("Lender") as beneficiary, and pertains to the real estate described on Exhibit A attached hereto and made a part hereof (the "Real Estate").

ARTICLE One
RECITALS

1.1            Note.

EQRT 110 Southeast Inner Loop, L.P., a Delaware limited partnership and EQRT 1500 Shoals, L.P., a Delaware limited partnership (collectively, the "Existing Borrower"), executed and delivered to Lender a certain Promissory Note dated as of August 15, 2024 (the "Existing Note"). Existing Borrower, Borrower and Lender entered into (a) that certain Master Joiner of even date herewith (the "Master Joinder"), and (b) that certain Allonge to Promissory Note of even date herewith (the "Allonge"). The Existing Note, as modified by the Master Joinder and the Allonge, is referred to herein as, the “Note”. In the Note, Borrower and the Existing Borrowers promise to pay to the order of Lender the principal sum of One Hundred Nine Million Six Hundred Thousand and 00/100 Dollars ($109,600,000.00) (the "Loan"). This Deed of Trust secures the Loan. From the date hereof, the Loan shall be repaid with interest thereon, in monthly installments as set forth in the Note, and the entire unpaid principal balance and all accrued interest thereon shall be due and payable on September 1, 2034 (the "Maturity Date").

1.2            Indebtedness.

As used herein, the term "Indebtedness" means (a) the indebtedness evidenced by the Note, including principal, interest and prepayment premium, if any; and (b) all other sums which may at any time be due, owing or required to be paid under the Note, this Deed of Trust and the other Loan Documents (as defined in Section 1.3) including, without limitation, sums owing from or required to be paid by Borrower as a result of the breach or non-performance of any of the Obligations (as defined in ARTICLE Two), regardless of whether Borrower is personally liable for any such payment.

1.3            Loan Documents.

In addition to this Deed of Trust and the Note, there have been executed and delivered to and in favor of Lender certain other loan documents including, without limitation, the Note, this Deed of Trust, a Deed of Trust, Security Agreement and Fixture Filing executed by EQRT 1500 Shoals, L.P. dated August 15, 2024, a Deed of Trust, Security Agreement and Fixture Filing executed by EQRT 110 Southeast Inner Loop, L.P. dated August 15, 2024, and a Cash Collateral Security and Escrow Agreement executed by Existing Borrower dated August 15, 2024, which together with all other documents and instruments, whether now or hereafter existing, which secure or guarantee payment of the Note or are otherwise executed in connection with the Loan, as the same may hereafter be amended, modified, supplemented or replaced from time to time, are collectively referred to herein as the "Loan Documents".

ARTICLE Two
THE GRANT

In order to secure (i) the payment of the Indebtedness; and (ii) the performance of any of the terms, provisions, covenants, agreements, representations, warranties, certifications and obligations contained herein or under the other Loan Documents (collectively, the "Obligations"), regardless of whether Borrower is personally liable for such performance and observance, and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid by Lender to Borrower, the Recitals hereinabove stated in ARTICLE One and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby irrevocably and unconditionally grants, transfers, assigns, bargains, sells and conveys to Trustee, IN TRUST, for the benefit of Lender as beneficiary, with all POWERS OF SALE, RIGHT OF ENTRY AND POSSESSION, AND STATUTORY RIGHTS in the State of Washington, a present and continuing lien upon and security interest in and to all of the following rights, interests, claims and property (collectively, the "Secured Property"):

(a)            the leasehold estate, and all of Borrower’s right, title, interest, options and privileges created in and by virtue of that certain lease more particularly described on Exhibit C annexed hereto (the “Ground Lease”) with respect to the Real Estate described in Exhibit A attached hereto and by this reference incorporated herein and made a part hereof;

(b)            Grantor's interest in the Real Estate;

(c)            all buildings, structures and other improvements now or hereafter constructed, erected, installed, placed or situated upon the Real Estate (collectively, the "Improvements") excluding the landlord's interest in Improvements;

(d)            all estate, claim, demand, right, title and interest of Borrower now owned or hereafter acquired, including, without limitation, any after-acquired title, franchise, license, remainder or reversion, in and to (i) any land or vaults lying within the right-of-way of any street, avenue, way, passage, highway or alley, open or proposed, vacated or otherwise, adjoining the Real Estate; (ii) any and all alleys, sidewalks, streets, avenues, strips and gores of land adjacent, belonging or appertaining to the Real Estate and Improvements; (iii) all rights of ingress and egress to and from the Real Estate and all adjoining property; (iv) storm and sanitary sewer, water, gas, electric, railway, telephone and all other utility services relating to the Real Estate and Improvements; (v) all land use, zoning, developmental rights and approvals, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Real Estate or any part thereof; and (vi) each and all of the tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances and privileges relating to the Real Estate or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claim at law or in equity (collectively, the "Appurtenances");

(e)            all leasehold estates and the right, title and interest of Borrower in, to and under any and all leases, subleases, management agreements, arrangements, concessions or agreements, written or oral, relating to the use and occupancy of the Real Estate and Improvements or any portion thereof, now or hereafter existing or entered into together with all extensions, renewals, amendments, modifications, replacements and substitutions therefor, including any Major Leases and Minor Leases, each as defined in Section 3.18 (individually, a "Lease" and collectively, the "Leases");

(f)            all rents, issues, profits, proceeds, income, revenues, royalties, advantages, avails, claims against guarantors, security and other deposits (whether in the form of cash, letters of credit or other forms), advance rentals and any and all other payments or benefits now or hereafter derived, directly or indirectly, from the Real Estate and Improvements, whether under the Leases or otherwise (collectively, the "Rents"); subject, however, to the right, power and authority (the “License”) granted Borrower in the Assignment of Rents and Leases executed by Borrower to and in favor of Lender of even date herewith to collect and apply the Rents as provided therein;

(g)            all right, title and interest of Borrower in and to any and all contracts, written or oral, express or implied, now existing or hereafter entered into or arising, in any manner related to the improvement, use, operation, sale, conversion or other disposition of any interest in the Secured Property, including, without limitation, all options to purchase or lease the Real Estate or Improvements or any portion thereof or interest therein, or any other rights, interests or greater estates in the rights and properties comprising the Secured Property, now owned or hereafter acquired by Borrower (collectively, the "Contract Rights");

(h)            all general intangibles of Borrower, including, without limitation, goodwill, trademarks, trade names, option rights, permits, licenses, insurance policies and proceeds therefrom, rights of action and books and records relating to the Real Estate or Improvements (collectively, the "Intangible Personal Property");

(i)             all right, title and interest of Borrower in and to all fixtures, equipment and tangible personal property of every kind, nature or description attached or affixed to or situated upon or within the Real Estate or Improvements, or both, provided the same are used, usable or intended to be used for or in connection with any present or future use, occupation, operation, maintenance, management or enjoyment of the Real Estate or Improvements (collectively, the "Tangible Personal Property");

(j)             all proceeds of the conversion, voluntary or involuntary, of any of the Secured Property into cash or other liquidated claims or that are otherwise payable for injury to, or the taking or requisitioning of the Secured Property, including all insurance and condemnation proceeds as provided in this Deed of Trust (collectively, the "Proceeds");

(k)            all Tax and Insurance Deposits (as defined in Section 3.3);

(l)             all of Borrower's right, power or privilege to further hypothecate or encumber all or any portion of the property, rights and interests described in this ARTICLE Two as security for any debt or obligation, it being intended by this provision to divest Borrower of the right, power and privilege to hypothecate or encumber, or to grant a mortgage upon or security interest in any of the property hypothecated in or encumbered by this Deed of Trust, as security for the payment of any debt or performance of any obligation without Lender's prior written consent (collectively, the "Right to Encumber"); and

(m)            all other property, rights, interests, estates or claims of every name, kind, character or nature, both in law and in equity, which Borrower now has or may hereafter acquire in the Real Estate and Improvements and all other property, rights, interests, estates or claims of any name, kind, character or nature or properties now owned or hereafter acquired in the other properties, rights and interests comprising the Secured Property (collectively, the "Other Rights and Interests").

Borrower that without the necessity of any further act of Borrower or Lender, the lien of and the security interest created in and by this Deed of Trust shall automatically extend to and include any and all renewals, replacements, substitutions, accessions, products or additions to and proceeds of the Secured Property and any real property acquired by Borrower which may be contiguous or attached to the Secured Property and may be required by law or by a tenant of the Secured Property to be used in or as part of the direct operation of the Secured Property.

TO HAVE AND TO HOLD the Secured Property unto Trustee, its successors and assigns, for the benefit of Lender, forever, free from all rights and benefits under and by virtue of any homestead exemption laws or similar laws of the state or other jurisdiction in which the Secured Property is located (the "State") (which rights and benefits are hereby expressly released and waived) for the uses and purposes herein set forth.

AND without limiting any of the other provisions of this Deed of Trust, to the extent permitted by applicable law, Borrower expressly grants to Lender as secured party, a present and continuing lien upon and security interest in and to all of the portion of the Secured Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and the Tangible Personal Property that are so attached or affixed to the Real Estate or the Improvements as to constitute a fixture under the laws of Washington (collectively, the “Fixtures”) are part and parcel of the Real Estate (the Real Estate, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Deed of Trust be deemed conclusively to be real estate and subject to this Deed of Trust.

BORROWER hereby covenants with and warrants to Lender and with the purchaser at any foreclosure sale that at the execution and delivery hereof, Borrower owns the Secured Property and has a good and indefeasible title to the leasehold estate; that the Secured Property is free from all encumbrances whatsoever (and any claim of any other Person (as defined below) thereto), other than those encumbrances set forth on Exhibit B attached hereto and made a part hereof (the "Permitted Encumbrances"); that Borrower has good and lawful right to sell, convey, mortgage and encumber the Secured Property; and that Borrower and its successors and assigns shall forever warrant and defend the title to the Secured Property against all claims and demands whatsoever. As used herein, "Person" means any natural person, corporation, limited liability company, partnership, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

PROVIDED, HOWEVER, that if and when Borrower has paid all of the Indebtedness and has strictly performed and observed all of the agreements, terms, conditions, provisions and warranties contained in this Deed of Trust and in all of the other Loan Documents, the estate, right, title and interest of Lender in and to the Secured Property shall cease and shall be released at the cost of Borrower, but otherwise shall remain in full force and effect.

This Deed of Trust secures all present and future indebtedness of Borrower with respect to loan disbursements made by Lender, its successors or assigns, under the Loan Documents, and all other amounts from time to time owing to Lender, its successors or assigns, by Borrower under the Loan Documents.

ARTICLE Three
GENERAL AGREEMENTS

To protect the security of this Deed of Trust, Borrower further covenants and agrees as follows:

3.1            Recitals.

The recitals set forth above are true and correct and are material provisions of this Deed of Trust.

3.2            Payment of Indebtedness.

Borrower shall pay promptly the Indebtedness at the times and in the manner provided in the Loan Documents. All such sums payable by Borrower shall be paid without demand, counterclaim, offset, deduction or defense. Borrower hereby waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

3.3            Other Payments.

(a)            In addition to and concurrent with the monthly installment payments required by the Note, Borrower shall pay to Lender (or its designee) the following sums on a monthly basis until the Indebtedness is fully paid (collectively, the "Tax and Insurance Deposits"):

(i)            a sum equal to one-twelfth (1/12th) of the annual Taxes (as defined in Section 3.5) next due on the Secured Property, all as estimated by Lender (the "Tax Deposits"); and

(ii)           a sum equal to one-twelfth (1/12th) of the annual premium or premiums next payable for the insurance herein required to be maintained on or with respect to the Secured Property (collectively, “Insurance Premiums”), all as demonstrated to or estimated by Lender (the "Insurance Deposits").

(b)            Should the total Tax and Insurance Deposits on hand not be sufficient to pay all of the Taxes and Insurance Premiums, together with all penalties and interest thereon, when the same become due and payable, Borrower shall pay to Lender promptly on demand any amount necessary to make up the deficiency. If the total of such Tax and Insurance Deposits exceeds the amount required to pay the Taxes and Insurance Premiums, such excess shall be credited on subsequent payments to be made for such items.

(c)            All such Tax and Insurance Deposits:

(i)            shall be held by Lender or a depository designated by Lender with no obligation to segregate such payments and without any obligation arising for the payment of any interest thereon;

(ii)           shall be applied by Lender for the purposes for which made (as herein provided), subject, however, to the security interest granted Lender therein pursuant to ARTICLE Two; and

(iii)          shall not be subject to the direction or control of Borrower.

(d)            Provided that no Event of Default (as defined in Section 4.1) exists and there are sufficient funds in the Tax and Insurance Deposits, Lender agrees to make the payment of the Taxes or Insurance Premiums with reasonable promptness following its receipt of appropriate tax and/or insurance bills therefor, or, alternatively, upon presentation by Borrower of receipted (i.e. paid) tax and/or insurance bills therefor, Lender shall reimburse Borrower for such Taxes and Insurance Premiums payments made by Borrower.

(e)            Upon the occurrence of an Event of Default, Lender may, at its option, without being required to do so, apply any Tax and Insurance Deposits on hand to the payment of any of the Indebtedness, in such order and manner as Lender may elect. When the Indebtedness has been fully paid, any remaining Tax and Insurance Deposits shall be paid to Borrower.

3.4            Maintenance, Repair, Restoration, Prior Liens, Parking.

Borrower shall and hereby agrees to:

(a)            promptly repair, restore, replace or rebuild any portion of the Improvements which may become damaged or destroyed, provided the proceeds of insurance are made available to Borrower pursuant to Section 3.10 hereof, with all replacements being at least equal in quality and condition as existed prior thereto, free from any security interest therein, encumbrances thereon or reservation of title thereto;

(b)            keep the Improvements in good condition and repair, without waste and free from mechanics', materialmen's or similar or other liens or claims of lien;

(c)            complete, within a reasonable time, any Improvements now or hereafter in the process of construction upon the Real Estate;

(d)            comply with all statutes, rules, regulations, orders, decrees and other requirements of any governmental body, whether federal, state or local, having jurisdiction over the Secured Property and the use thereof and observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation, zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to the Secured Property or its use and occupancy;

(e)            make no material alterations in or to the Improvements, except as required in subsection (d) hereof or otherwise with the prior written consent of Lender and in conformity with all applicable laws; provided, however, upon written notice to Lender, Borrower may make (i) such alterations required by the terms of any Major Lease provided that Lender has previously reviewed and approved such Major Lease and (ii) non-structural repairs or alterations required by the terms of any Minor Lease or structural alterations or structural repairs required by the terms of any Minor Lease costing in the aggregate less than $250,000 per year (Lender’s consent to structural repairs in excess of $250,000 shall be limited to review and approval of the structural change, not approval or rejection of such Minor Lease);

(f)             not suffer nor permit any change in the general use (i.e. office/warehouse) of the Improvements without the prior written consent of Lender;

(g)            pay when due all operating costs of the Improvements;

(h)            not initiate nor acquiesce in any zoning reclassification with respect to the Secured Property without the prior written consent of Lender;

(i)            provide and thereafter maintain, clean, repair and adequately light all parking areas upon the Real Estate, such parking areas being of sufficient size to accommodate the greater of the amount of standard-size vehicles required (A) by law, ordinance or regulation; or (B) by the terms of any Leases, together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and rights-of-way to and from the adjacent thoroughfares necessary or desirable for the use thereof to the extent required by applicable law or any Lease; and

(j)             forever warrant and defend its title to the Secured Property and the validity, enforceability and priority of the lien and security interests granted in and by this Deed of Trust and the other Loan Documents against the claims and demands of all Persons.

3.5            Property Taxes and Contest of Liens.

Notwithstanding the Tax and Insurance Deposits required by Section 3.3, Borrower shall be responsible for the payment, when first due and owing and before delinquency and before any penalty attaches, of all real estate and personal property taxes and assessments (general or special), water charges, sewer charges and any other charges, fees, taxes, claims, levies, charges, expenses, liens and assessments, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise, that may be levied, assessed or asserted against the Secured Property or any part thereof or interest therein (collectively, "Taxes"). Notwithstanding anything contained herein to the contrary, Borrower may, in good faith and with reasonable diligence, contest the validity or amount of any Taxes as well as any mechanics', materialmen's or other liens or claims of lien upon the Secured Property (collectively, the "Contested Liens"), provided that:

(a)            such contest shall have the effect of preventing the collection of the Contested Liens and the sale or forfeiture of the Secured Property or any part thereof or interest therein to satisfy the same; and

(b)            Borrower shall first notify Lender in writing of the intention of Borrower to contest the same before any Contested Liens have been increased by any interest, penalties or costs.

3.6            Tax and Lien Payments by Lender.

(a)            Upon the failure of Borrower to pay the Tax Deposits as required in Section 3.3 or, in the event said payments are waived by Lender, to pay the Taxes required to be paid in Section 3.5 above (unless Borrower is contesting the Taxes as provided in Section 3.5 above), Lender is authorized, in its sole discretion, to make any payment of Taxes in accordance with any tax bill or statement from the appropriate public office without inquiry into the accuracy or validity of any Taxes, sales, forfeiture of title or claim relating thereto.

(b)            Lender is also authorized, in the place and stead of Borrower, upon ten (10) business days prior written notice to Borrower (unless Lender reasonably determines that sooner action is required in order to protect the priority of the lien of this Deed of Trust), to make any payment relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim, charge or payment otherwise relating to any other purpose but not enumerated in this Section, whenever, in Lender’s good faith judgment and discretion, such payment is necessary to protect the full security intended to be created by this Deed of Trust; provided, however, Lender shall not make any such payment on behalf of Contested Liens provided that Borrower satisfies the provisions of Sections 3.5(a) and (b) above.

(c)            All such payments authorized by this Section 3.6 that are not promptly reimbursed by Borrower shall constitute additional Indebtedness and shall be immediately due and payable by Borrower to Lender within ten (10) business days following written demand with interest at the Default Rate (as defined in the Note) from the date such payment is due until paid.

3.7            Insurance.

(a)            Borrower shall insure and keep insured the Secured Property and each and every part thereof with the following insurance policies:

(i)            Property insurance insuring against all risks of loss to the Secured Property customarily covered by "Causes of Loss—Special Form" policies, including the perils of acts of terrorism, wind/hail and named windstorm, in an amount at least equal to one hundred percent (100%) of the replacement cost value of the Improvements, without deduction for physical depreciation, with (A) a maximum deductible of $100,000 (provided that wind/hail losses may have a maximum deductible of three percent (3%) of the total insurable value of the Improvements and named windstorm losses may have a maximum deductible of five percent (5%) of the total insurable value of the Improvements) and (B) a provision that claims be settled on a replacement cost valuation basis;

(ii)            Equipment breakdown insurance in an amount equal to one hundred percent (100%) of the replacement cost value of the Improvements, if any steam boiler, machinery or other pressure-fired vessel is in operation at the Secured Property, (A) with a maximum deductible of $100,000 and (B) provides that claims will be settled on a replacement cost valuation basis. If coverage is provided via a separate policy than the coverage in clause (i) above, both policies shall include a joint loss agreement;

(iii)           Flood insurance, if any Improvements are situated in an area now or hereafter designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area" (Zone A or Zone V), in an amount equal to the greater of (A) an amount equal to one hundred percent (100%) of the replacement cost value of such Improvements or (B) the maximum limit of coverage available for the Secured Property under the National Flood Insurance Program, with a maximum deductible of $100,000;

(iv)          Earthquake insurance on any Improvements situated in an area now or hereafter with a seismic Scenario Upper Loss (SUL) of sixteen percent (16%) or greater, in an amount equal to one hundred percent (100%) of the replacement cost value of such Improvements with a maximum deductible of five percent (5%) of the total insurable value of the Improvements;

(v)           Ordinance or law coverage in an amount equal to the following minimum percentages of the insurable replacement cost of the Improvements (A) one hundred percent (100%) for loss to the undamaged portion of the building, (B) ten percent (10%) for demolition cost, and (C) ten percent (10%) for increased cost of construction;

(vi)          Rental value or business income insurance, including extra expense coverage, that provides coverage upon the occurrence of any of the perils in clauses (i), (ii), (iii) and (iv) above as applicable to the Secured Property in an amount equal to the total income or anticipated gross income from the Secured Property for a minimum of twelve (12) months with an extended period of indemnity endorsement for a period of at least one hundred eighty (180) days and a maximum deductible of $100,000 or a seventy-two (72) hour waiting period;

(vii)         Builder's risk insurance on any Improvements being constructed, added onto or altered by ten percent (10%) or more of the value of such Improvements. Coverage must be written on a "completed value form" in an amount equal to one hundred percent (100%) of the hard and soft costs of the project and (A) with a maximum deductible of $100,000 (provided that wind/hail losses may have a maximum deductible of three percent (3%) of the total insurable value of the Improvements and named windstorm losses may have a maximum deductible of five percent (5%) of the replacement cost value of all Improvements), (B) provide that claims will be settled on a replacement cost valuation basis, (C) include collapse during the course of construction as a covered peril, including for defective materials and methods and faulty design or workmanship, and (D) include coverage for delayed completion/opening. All Builder's Risk coverage terms and conditions are subject to Lender's approval and must meet all conditions of clauses (i) – (vi) above as applicable.

(viii)        Commercial general liability insurance, including terrorism, for bodily injury, death and property damage and contractual liability in an amount of not less than the greater of (A) $1,000,000 per occurrence and $2,000,000 in the aggregate, per location or (B) the highest amount of coverage required to be carried by Borrower under the terms of any Major Lease or other contractual obligation, with a maximum deductible or self-insured retention of $10,000;

(ix)           Commercial automobile liability insurance, if the Secured Property involves the business use of any cars, trucks or vans, in an amount not less than a combined single limit of $1,000,000 each accident to include any auto or at a minimum all owned and non-owned autos;

(x)            Umbrella or excess liability insurance consistent with the terms of the coverage carried pursuant to clauses (viii) and (ix) in an amount of not less than the greater of (A) $5,000,000 per occurrence, (B) the highest amount of coverage required to be carried by Borrower under the terms of any Major Lease or other contractual obligation, or (C) such higher amount as Lender may require based on the occupancy, use or known physical (including environmental) or legal characteristics of the Secured Property, with a maximum deductible or self-insured retention of $10,000; and

(xi)            Such other insurance coverages on the Secured Property as may from time to time be required by Lender (A) by reason of changes to the known physical (including environmental) or legal characteristics of the Secured Property, or (B) with respect to mortgage loans secured by industrial real estate projects.

(b)            All insurance policies required pursuant to Section 3.7(a) shall: (i) be in amounts and form to comply with all provisions of this Deed of Trust; (ii) be issued by companies satisfactory to Lender with a minimum A.M. Best Financial Strength rating of “A-“ and Financial Size Category of “VIII”; (iii) be for a policy term of not less than one year and paid in accordance with the carrier’s customary payment terms; (iv) name Borrower (with proper legal name) as Named Insured, Additional Named Insured or Additional Insured; and (v) only contain exclusions to coverage that are acceptable to Lender.

(c)            All insurance policies required pursuant to clauses (i)—(vii) of Section 3.7(a) shall include: (i) a standard non-contributory mortgagee's clause naming Lender as first mortgagee; (ii) lender's loss payable endorsement for rent loss or business interruption insurance; (iii) either an agreed amount endorsement (to avoid the operation of any coinsurance provisions) or a waiver of any coinsurance or similar provisions, and (iv) a provision requiring not less than ten (10) days' prior written notice to Lender of any nonrenewal or cancellation for non-payment of premium and not less than thirty (30) days' prior written notice of cancellation for any other reason.

(d)            All insurance policies required pursuant to clauses (viii)—(x) of Section 3.7(a) shall: (i) name Lender as an additional insured, (ii) be written on an occurrence basis form, and (iii) require the carrier to endeavor to provide not less than ten (10) days' prior written notice to Lender of any nonrenewal or cancellation for non-payment of premium and not less than thirty (30) days' prior notice of cancellation for any other reason.

(e)            The insurance policies required in Section 3.7(a) may be satisfied by individual policies covering only the Secured Property or by blanket policies covering the Secured Property and other locations. If blanket policies are utilized, then (i) coverage needs to be equivalent or better than coverage that would be provided on a scheduled policy, (ii) a statement of values must be provided in an electronic spreadsheet for all properties covered by the blanket property coverage limit, which shall include, at a minimum, information as to the city, state, and value for each coverage type for each location, (iii) any Margin Clause, Per Location Limitation of Liability provision or similar clause tying the property coverage limit to a reported value must not reduce coverage on the Secured Property to less than one hundred percent (100%) of its insurable replacement value, (iv) the full blanket limit(s) must be reinstated following any loss, (v) if a layered policy program is utilized, all layers must coordinate to eliminate any gaps in coverage, and (vi) coverage may only include properties owned by Borrower and its affiliates.

(f)             The following evidence of the required property coverage shall be delivered to Lender at least fifteen (15) days prior to the current policy expiration: (i) a complete copy of the insurance policy, including all policy forms and endorsements; or (ii) an ACORD 28 (2003 version providing all of the rights and privileges of the policy), or a similar proprietary version. If (i) or (ii) cannot be provided prior to the current policy expiration, an ACORD 28 (Information Only version), or a similar proprietary version or an ACORD 75 Binder that includes all insurance requirements listed above, will be accepted temporarily until a complete copy of the policy can be provided, but no later than the Binder expiration or ninety (90) days, whichever is earlier.

(g)            The following evidence of the required liability coverage shall be delivered to Lender at least fifteen (15) days prior to the current policy expiration: (i) a complete copy of the insurance policy, including all policy forms and endorsements; or (ii) an ACORD 25 Certificate of Liability Insurance, in addition to the required Additional Insured endorsements. If (i) or (ii) cannot be provided prior to the current policy expiration, an ACORD 25 Certificate of Liability Insurance, or similar proprietary form or an ACORD 75 Binder that includes all insurance requirements above will be accepted temporarily until a complete copy of the policy or the required endorsements can be provided, but no later than the Binder expiration or ninety (90) days, whichever is earlier.

(h)            If property or liability coverage is provided via a multi-year policy, new certificates of insurance must be provided annually during the interim years of the policy and must note all current coverage limits and/or changes to coverage on the Secured Property since policy inception.

3.8            Insurance Premium Payment by Lender; Use of Proceeds.

(a)            In the event Borrower fails to make the Insurance Deposits as required by Section 3.3, or if such Insurance Deposits have been waived, upon Lender's receipt of written notice (i) of an unpaid and overdue Insurance Premium; (ii) of a termination or cancellation of any required insurance policy; or (iii) that a required insurance policy is not to be renewed and Borrower fails to provide replacement coverage at least fifteen (15) days prior to the termination of existing coverage, Lender may, at its option, procure and substitute another policy of insurance in the amount required pursuant to the foregoing terms of this Deed of Trust with such companies as Lender may select, the cost of which shall be paid by Borrower upon demand should the amount available from the Insurance Deposits be insufficient to pay the premium therefor. All sums paid by Lender in procuring said insurance that are not promptly reimbursed by Borrower shall be additional Indebtedness and shall be immediately due and payable without notice, with interest thereon at the Default Rate from the date of such payment.

(b)            In the event of any damage to or destruction of the Improvements or any part thereof, Borrower shall promptly notify Lender and take such action necessary to preserve the undamaged portion of the Improvements. Borrower shall obtain Lender's prior written consent to the settlement of any claim with respect to the Proceeds of any insurance in excess of $250,000. If, at the time of such damage or destruction,

(i)            no Event of Default is in existence and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default;

(ii)            the damage is such that it can be reasonably repaired within the time provided in the Major Leases (or Borrower has otherwise procured written waivers or adjustments from such tenants to conform with the timing of such completion), or Borrower obtains written commitments in form and substance reasonably satisfactory to Lender from tenants to lease space, upon completion of repairs, in the Secured Property at aggregate rentals equal to or exceeding the debt service of the Loan and the general operating expenses of the Secured Property;

(iii)          the Real Estate and/or Improvements can be restored to the condition at least equal to the condition in which they existed immediately prior to the date of such damage (with any post-closing improvements included in such Restoration (as defined in this Section 3.8)); and

(iv)          if required by Lender, a satisfactory report addressed to Lender from an environmental engineer or other qualified professional satisfactory to Lender certifies that no adverse environmental impact to the Secured Property has resulted from the casualty;

then, any Proceeds paid to Lender in connection with such damage or destruction, after deducting therefrom any third party out of pocket expenses, including, without limitation, reasonable outside attorneys' fees, incurred by Lender in protecting the undamaged portion of the Improvements and in the collection of the Proceeds (the "Collection Expenses"), shall be applied to the cost of restoring, repairing, replacing or rebuilding (herein generally called "Restoration") the Real Estate and/or Improvements or any part thereof as set forth in Section 3.10.

Otherwise, in Lender's sole discretion, all Proceeds, less Collection Expenses, shall be applied: (A) to the installments of the Indebtedness in the inverse order of their maturity; or (B) to the cost of Restoration as set forth in Section 3.10.

(c)            If Lender applies the Proceeds to the installments of the Indebtedness in the inverse order of their maturity, and provided no Event of Default is in existence, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds. In addition, if the Proceeds are applied to the Indebtedness pursuant to the preceding sentence, and provided no Event of Default is in existence, Borrower may, at its option, pay the remaining Indebtedness in full (but not in part) without a premium or fee at any time within one hundred eighty (180) days after the date of such application.

3.9            Condemnation.

(a)            Borrower shall give Lender prompt notice of any proceedings, instituted or threatened, seeking condemnation or taking by eminent domain or any like process (a "Taking") of all or any part of the Real Estate or Improvements, including any easement thereon or Appurtenances (including severance of, consequential damage to or change in grade of streets), and shall deliver to Lender copies of any and all papers served in connection with any such proceeding.

(b)            Borrower hereby assigns, transfers and sets over unto Lender the entire Proceeds of any and all awards resulting from any Taking. Lender is hereby authorized to collect and receive from the condemnation authorities the entire Proceeds and is further authorized to give appropriate receipts and acquittances therefor.

(c)            In the event of any such Taking, any and all such Proceeds shall be applied, after deducting therefrom any Collection Expenses, in Lender's sole discretion, but subject to the further terms of this Section 3.9, to: (i) the installments of the Indebtedness in the inverse order of their maturity; or (ii) the cost of Restoration pursuant to Section 3.10.

(d)            If (i) the Proceeds of any Taking exceed the greater of (A) $1,000,000; or (B) 5% of the then value of the affected Secured Property (as determined by an M.A.I. Appraisal obtained by Lender at the cost and expense of Borrower) but are less than the outstanding Indebtedness under the Loan as of the date of such Taking and are received at least one year prior to the Maturity Date; (ii) the requirements stated in Sections 3.8(b)(i), (ii) and (v) above are satisfied; and (iii) in Lender’s reasonable judgment, the remainder of the Secured Property can be operated (A) as an economically viable project at substantially the same level of operations which existed immediately prior to the Taking; and (B) at the functional equivalent of its condition (considering, without limitation, the effect of the Taking on the remaining leasable area, parking and access) prior to the Taking (the “Viability Requirements”); then, such Proceeds, after deducting therefrom the Collection Expenses, shall be applied to the cost of Restoration pursuant to Section 3.10.

(e)            If (i) the Proceeds of any Taking do not exceed the greater of (A) $1,000,000; or (B) 5% of the then value of the affected Secured Property (as determined by an M.A.I. Appraisal obtained by Lender at the cost and expense of Borrower); (ii) no Event of Default is in existence on the date of such Taking and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default; and (iii) the Viability Requirements are met; then, such Proceeds, after deducting therefrom the Collection Expenses, shall be applied to the cost of Restoration pursuant to Section 3.10.

(f)            If Lender applies the Proceeds to the installments of the Indebtedness in the inverse order of maturity, and provided no Event of Default is in existence and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds. In addition, if the Proceeds are applied to the Indebtedness because Lender has determined that the Viability Requirements have not been satisfied, and provided no Event of Default is in existence and no event shall have occurred as of the date of prepayment of the remaining Indebtedness in full which, with the passage of time, the giving of notice or both, would constitute an Event of Default, Borrower may, at its option, pay the remaining Indebtedness in full (but not in part) without a premium or fee at any time within one hundred eighty (180) days after the date of such application.

(g)            Notwithstanding anything contained herein to the contrary, in the event that the Taking is, in the opinion of a licensed reputable contractor and engineer selected by Borrower and reasonably approved by Lender, of such a nature that the Real Estate and the Improvements will not require Restoration, all Proceeds, after deducting therefrom the Collection Expenses, shall be paid as follows: (A) if Proceeds are equal to or less than One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate, to Borrower for its use and enjoyment, subject to the terms of the Loan Documents, and (B) if Proceeds are greater than One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate, to Lender, which shall be applied to installments of Indebtedness in the inverse order of their maturity, and provided no Event of Default is in existence, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds.

3.10          Restoration Using Proceeds.

(a)            In the event Lender elects (or is required hereby) to make any Proceeds available for Restoration, Borrower shall complete, in form and with supporting documentation reasonably required by Lender, an estimate of the cost to repair or to restore the Real Estate and Improvements to a condition substantially equal to the condition in which they existed prior to such damage, destruction or Taking, free from any security interest in, lien or encumbrance on, or reservation of title to, such Real Estate and Improvements.

(b)            If the amount required to complete Restoration exceeds $250,000, then the Proceeds and, if applicable, other amounts payable by Borrower necessary to complete Restoration shall be held by Lender or, if Lender so desires, a disbursing agent selected by Borrower and acceptable to Lender and may be invested using Borrower’s taxpayer identification number in an interest bearing account mutually acceptable to Borrower and Lender. The reasonable costs and expenses of administering disbursements shall be paid by Borrower form Proceeds. In the event the amount of the Proceeds are insufficient to cover the cost of Restoration, Borrower shall pay to Lender within ten (10) business days following written demand, the cost of Restoration in excess of the Proceeds, such excess to be held by Lender with the Proceeds.

(c)            If the amount required to complete Restoration is $250,000 or less, then the Proceeds may be delivered directly to Borrower and shall be applied by Borrower to the cost of Restoration. Borrower shall complete such Restoration in a timely and workmanlike manner, free from any security interest in, mechanics' or materialmen's lien or encumbrance on, or reservation of title to, the Real Estate and Improvements.

(d)            Subject to Lender's right to limit the number of disbursements, the Proceeds shall be disbursed from time to time upon Lender's receipt of architect's certificates, waivers of lien, contractor's sworn statements and such other evidence as Lender or any disbursing agent may reasonably require to verify the cost and fact of the completion of the work included in said disbursement. Under no circumstances shall any portion of the Proceeds be released until Lender has been reasonably assured that the Proceeds remaining after the requested disbursement will be sufficient to complete Restoration. No payment of Proceeds made prior to the final completion of Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time. Any Proceeds remaining after Restoration shall be applied against the installments of Indebtedness in the inverse order of their maturity. In the event Lender elects (or is required hereby) to make any Proceeds available for Restoration, Borrower shall complete, in form and with supporting documentation reasonably required by Lender, an estimate of the cost to repair or to restore the Real Estate and Improvements to the condition at least equal to the condition in which they existed prior to such damage, destruction or Taking, free from any security interest in, lien or encumbrance on, or reservation of title to, such Real Estate and Improvements.

3.11          Restrictions on Transfer. The terms, conditions and agreements set forth in this Section are subject to the terms of that certain Agreement Regarding Second Funding, Permitted Releases, Substitutions and Transfers (“Agreement Regarding Permitted Releases”) of even date with the Note executed and delivered in connection with the Loan. In the event of a conflict between the terms of this Deed of Trust and the Agreement Regarding Permitted Releases, the terms of the Agreement Regarding Permitted Releases shall control

(a)            Without the prior written consent of Lender:

(i)            Borrower shall not create, effect, or consent to, nor shall Borrower suffer or permit, any transfer, assignment, collateral assignment, lien, pledge, mortgage, security interest or other hypothecation, encumbrance or alienation (or any agreement to do any of the foregoing) (the foregoing being herein, collectively, called a "Transfer") of the Secured Property, or any interest therein or title thereto (excepting, however, the sale or other disposition of Collateral (as defined in Section 6.1) no longer useful in connection with the operation of the Secured Property ("Obsolete Collateral")); provided, however, that prior to the sale or other disposition of Obsolete Collateral, such Obsolete Collateral shall have been replaced by Collateral of at least equal value and utility which is subject to the first and prior lien of this Deed of Trust, and further provided that nothing herein shall affect Borrower's rights with respect to Contested Liens;

(ii)            Borrower shall not fail to pay, when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Real Estate or Improvements or on the Rents arising therefrom except as permitted under Section 3.5;

(iii)          if Borrower is a land trustee (“Trustee Borrower”), any beneficiary of Borrower shall not Transfer such beneficiary’s beneficial interest in Borrower, it being specifically agreed that such beneficiary may not obtain mezzanine financing secured by beneficiary’s beneficial interest or otherwise;

(iv)          subject to the provisions of subsection (d) below and the Agreement Regarding Permitted Releases, upon the Transfer, if Borrower or any beneficiary of a Trustee Borrower is a corporation or limited liability company, any shareholder of such corporation or member of such limited liability company shall not Transfer any such shareholder’s shares of such corporation or member’s membership interest in such limited liability company (provided, however, that if such corporation is a corporation whose stock is publicly traded on a national securities exchange or on the “Over The Counter” market, this subsection (iv) shall be inapplicable), it being specifically agreed that any such shareholder or member may not obtain mezzanine financing secured by such shareholder’s shares or member’s membership interest or otherwise;

(v)           subject to the provisions of subsection (d) below and the Agreement Regarding Permitted Releases, upon the Transfer, if Borrower or any beneficiary of a Trustee Borrower is a partnership or joint venture, any general partner of such partnership or joint venturer of such joint venture shall not Transfer any such general partner’s interest in such partnership or joint venturer’s interest in such joint venture, it being specifically agreed that any such general partner or joint venturer may not obtain mezzanine financing secured by such partner’s partnership interest or joint venturer’s joint venture interest or otherwise; or

(vi)          subject to the provisions of subsection (d) below and the Agreement Regarding Permitted Releases, upon the Transfer, there shall not be any change in control (by way of Transfers of stock ownership, membership interests, partnership interests or otherwise) in any corporation, limited liability company or partnership constituting or included within Borrower which directly or indirectly controls any corporation, limited liability company or partnership constituting or included within Borrower that results in a change in the identity of the Person(s) in control of such entity.

(b)            The foregoing provisions of this Section 3.11 shall not apply (i) to liens securing the Indebtedness; (ii) to the lien of current Taxes not in default; or (iii) the Leases. The provisions of this Section 3.11 shall be operative with respect to, and shall be binding upon, any Person who, in accordance with the terms hereof or otherwise, shall acquire any part of or interest in or encumbrance upon the Secured Property, or such beneficial interest (whether stock, membership interest, partnership or joint venture interest or other beneficial interest) in Borrower or any beneficiary of a Trustee Borrower. Any waiver by Lender of the provisions of this Section 3.11 must be in writing and shall not be deemed to be a waiver of the right of Lender in the future to insist upon strict compliance with the provisions of this Section 3.11.

(c)            Subject to the provisions of subsection (d) below and the Agreement Regarding Permitted Releases, upon the Transfer, without the prior written consent of Lender, of (i) all or any part of the Secured Property; or (ii) any beneficial interest in Borrower if such Transfer is prohibited by Section 3.11 above, Lender may, at its option, declare all of the sums secured by this Deed of Trust to be immediately due and payable.

(d)            Notwithstanding anything contained herein to the contrary, prior written consent shall not be required for any Transfer of an interest in Borrower subject to the following conditions:

Except for Transfers resulting from (A) death of any interest holder or (B) so long as EQT Exeter Real Estate Income Trust, Inc. ("Exeter RE Trust") is a non-traded REIT registered with the SEC, Transfers as a result of the issuance or Transfer of non-traded shares in Exeter RE Trust to retail investors, sixty (60) days prior written notice of such proposed Transfer shall be delivered to Lender (provided that such notice shall be required only if such Transfer results in any individually owning more than fifteen percent (15%) of the direct or indirect ownership of Borrower where such person did not own more than fifteen percent (15%) of such interests prior to such proposed Transfer), together with (1) a statement showing the current ownership of Borrower; (2) copies of the Transfer documents pursuant to which the proposed Transfer is to be effected; (3) a certification from Borrower that Borrower remains in compliance with the ERISA provisions of the Loan Documents; (4) a certification from Borrower that Borrower remains in compliance with the representations, warranties and covenants in the Loan Documents relative to Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended, and other anti-terrorism laws and regulations; and (5) any additional information reasonably requested by Lender regarding the proposed Transfer and/or transferee if, as a result of such Transfer, such transferee owns at least a fifteen percent (15%) direct or indirect interest in Borrower;

(ii) Any such proposed sale or Transfer shall not be permitted to any Person who or which on the date of the proposed Transfer is in a bankruptcy, insolvency, reorganization or any other similar court or administrative proceeding or is subject to sanctions or otherwise restricted under OFAC (as herein defined) or similar programs;

(iii) No Event of Default shall be in existence under any of the Loan Documents on the date of such proposed sale or Transfer and no event be in existence as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default under any of the Loan Documents; provided however this provision shall not apply in connection with any Transfer that is the result of the issuance or Transfer of non-traded shares in Exeter RE Trust to retail investors, so long as Exeter RE Trust is a non-traded REIT registered with the SEC;

(iv) Any such sale or Transfer, if and when consummated, shall not release any Person from any liability or obligation to which it is otherwise liable or obligated, if any, under the terms of the Loan Documents;

(v) Borrower shall pay all of Lender’s out of pocket expenses relating to the review and/or preparation of any documentation related to the proposed Transfer, including, without limitation, the reasonable fees and expenses of Lender’s outside counsel;

(vi) After any such Transfer, EQT Exeter Operating Partnership, LP ("EQT OPLP") must continue to maintain greater than fifty percent (50%) ownership and interest in Borrower;

(vii) After such Transfer, EQT OPLP shall continue to be advised by Exeter Property Group, LLC pursuant to an advisory agreement approved by Lender; and

(viii)  After such Transfer, EQT OPLP shall continue to manage, directly or indirectly, the day-to-day operations of the Borrower.

Upon any Transfer resulting from death, Borrower shall provide written notice of such Transfer to Lender within sixty (60) days after the occurrence of such Transfer, together with all of the information and documentation required under clauses (2)-(4) of Section 3.11(d)(i), above.

(e)            As used in Section 3.11(d) above and if Borrower is comprised of more than one entity, a “Transfer of an interest in Borrower” shall also include a Transfer of undivided interests in the Secured Property to other entities comprising Borrower, subject to the same qualifications and limitations, and satisfaction of the same requirements, set forth in Section 3.11(d) with respect to Transfers of beneficial interests in entities.

3.12          Lender's Dealings with Transferee.

In the event Lender gives its written consent to a Transfer, whether by operation of law, voluntarily or otherwise, Lender shall be authorized and empowered to deal with the any Person to whom the Secured Property or any part thereof shall have been transferred with regard to the Secured Property, the Indebtedness and any of the terms or conditions of this Deed of Trust as fully and to the same extent as it might with the original Borrower, without in any way releasing or discharging the original Borrower from any of its covenants under this Deed of Trust except as provided in the Agreement Regarding Permitted Releases.

3.13          Change in Tax Laws.

In the event of any change in, or change in the interpretation of, any applicable law regarding (a) the taxation of mortgages, deeds of trust or other security instruments or the debts secured thereby; or (b) the manner in which such taxes are collected, which change adversely affects Lender, this Deed of Trust or any other Loan Document or the Indebtedness, Borrower shall promptly pay any such tax and otherwise compensate Lender to the extent of such detriment; provided, however, that if Borrower fails to make such payment or if any such law prohibits Borrower from making such payment, Lender may elect, by notice in writing given to Borrower, to declare all of the Indebtedness secured hereby to be and become due and payable, without any prepayment premium or fee, within ninety (90) days from the giving of such notice.

3.14          Inspection of Secured Property.

Borrower hereby grants to Lender, its agents, employees, consultants and contractors the right to enter upon the Secured Property upon reasonable prior notice (except in the case of emergencies) for the purpose of making any and all inspections, reports, tests, inquiries and reviews as Lender (in its sole and absolute discretion) deems reasonably necessary to assess the then current condition of the Secured Property or for the purpose of performing any other acts which Lender is authorized to perform under this Deed of Trust or under the Environmental Indemnification Agreement executed by Borrower in connection with the Loan (the "Environmental Indemnification Agreement"). Borrower will reasonably cooperate with Lender to facilitate each such entry and the accomplishment of such purposes.

3.15          Operating and Financial Statements.

Borrower shall deliver or cause to be delivered the following documents to Lender:

(a)	Within 120 days after December 31st in each fiscal year of Borrower during the term of the Loan (whether such fiscal year is a calendar year or otherwise), (i) annual operating statements showing all elements of income and expense of the Secured Property dated as of the last day of such period; and (ii) a current rent roll for the Secured Property;

(b)	Within 120 days after the end of each fiscal year of Borrower , annual financial statements (consisting of a balance sheet and an income and expense statement) for Borrower ;

(c)	Within 120 days after the end of each fiscal year of Borrower , annual financial statements (consisting of a balance sheet and an income and expense statement) for any tenant under a Lease that provides that such tenant may self-insure on any insurance otherwise required to be obtained by Borrower under this Deed of Trust;

(d)	Upon written request from Lender, any financial statements actually received by Borrower from any tenant under a Major Lease (to the extent not precluded by the terms of such Major Lease and so long as Lender executes a confidentiality agreement if required by any such Major Lease); and

(e)	Promptly after request therefor, such other information (financial or otherwise) concerning the Secured Property or Borrower or Borrower ’s constituent entities, as Lender may reasonably request.

All such financial statements and information shall be prepared in accordance with the income tax accrual method of accounting consistently applied or in another manner approved by Lender, shall otherwise be satisfactory to Lender and shall be certified by an authorized person, member, partner or officer of Borrower , approved by Lender.

3.16          Declaration of Subordination.

At the option of Lender, this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any Award), to any and all Leases of all or any part of the Secured Property upon the execution by Lender and recording thereof, at any time hereafter and in the appropriate official records of the county wherein the Real Estate is situated, of a unilateral declaration to that effect.

3.17          Usury.

Lender intends that Borrower shall not be required to pay, and Lender shall not be entitled to receive or collect, interest in excess of the maximum legal rate permitted under applicable usury laws. In the event Lender or any court determines that any charge, fee or interest paid or agreed to be paid in connection with the Loan may, under applicable usury laws, cause the interest rate on the Loan to exceed the maximum rate permitted by law, such charges, fees or interest shall be reduced to the maximum rate permitted by law and any amounts actually paid in excess of such maximum rate permitted by law shall, at Lender's option, be applied by Lender to reduce the outstanding principal balance of the Loan or be repaid by Lender directly to Borrower.

3.18          Lease Obligations.

(a)            As further security for the payment of the Indebtedness, Borrower has, pursuant to this Deed of Trust and by separate Assignment of Rents and Leases of even date herewith, sold, transferred and assigned to Lender, its successors and assigns, all of Borrower's right, title and interest, as landlord, in, to and under the Leases.

(b)            The following definitions shall be applicable to all Leases of the Secured Property, now or hereafter existing:

(i)            "Major Leases" Leases in the Secured Property that demise 200,000 square feet or more, together with all extensions, renewals, amendments, modifications, replacements and substitutions therefor; provided, however, a replacement or substitution for a Major Lease shall in turn be deemed a “Major Lease” only if such replacement or substitution demises 200,000 square feet or more. As of the date hereof, the following Leases constitute Major Leases:

NAME OF TENANT	TOTAL SQUARE FOOTAGE

Amazon.com, Inc.	202,464 square feet

(ii)            "Minor Leases": Leases that are not Major Leases; provided, however, if any Minor Lease, after modification, meets the definition of a Major Lease, such Minor Lease shall thereupon become a Major Lease.

(c)            Borrower shall be responsible for the payment of all fees and expenses of Lender’s outside counsel in the event Lender, in its reasonable sole discretion, shall determine that the assistance of outside counsel is necessary or appropriate.

(d)            Borrower covenants and agrees to keep, observe and perform and to require all tenants of the Secured Property to keep, observe and perform, in all material respects, the covenants, agreements and provisions of any present or future Leases of the Secured Property on their respective parts to be kept, observed and performed.

(e)            Borrower expressly covenants and agrees that if Borrower, as landlord under the Major Leases fails to perform and fulfill any material term, covenant, condition or provision in any Major Lease on its part to be performed or fulfilled, at the times and in the manner provided in such Major Lease beyond any applicable notice and cure period in such Major Lease and the tenant under such Major Lease has provided written notice to Lender of such breach and/or is exercising any of tenant’s remedies under such Major Lease; then, upon the occurrence of any such breach, at the option of Lender, and with written notice to Borrower, an Event of Default shall be deemed to have occurred hereunder and at the option of Lender, all unpaid Indebtedness secured by this Deed of Trust shall, notwithstanding anything in the Note, this Deed of Trust or the other Loan Documents to the contrary, become due and payable as in the case of other Events of Default.

3.19          Environmental Indemnity.

In addition to certain other Loan Documents, Borrower has executed the Environmental Indemnification Agreement. Notwithstanding any other provision of this Deed of Trust, any other Loan Document, the Environmental Indemnification Agreement, this Deed of Trust does not secure (i) any obligations under the Environmental Indemnification Agreement, or (ii) any obligations under this Deed of Trust or any Loan Document that are substantially equivalent to the obligations arising under the Environmental Indemnification Agreement. Notwithstanding the unsecured nature of the Environmental Indemnification Agreement, Borrower’s obligations thereunder shall be construed as part of the “Obligations” for the purposes of Section 4.1 below.

3.20          Further Assurances.

(a)            Borrower shall do all acts necessary to keep valid and effective the liens and security interests created by this Deed of Trust and the security intended to be afforded by the Loan Documents and to carry into effect their objectives.

(b)            Without limiting the generality of the foregoing, Borrower will promptly and, insofar as not contrary to applicable law, at Borrower's expense, execute, record, rerecord, file and refile in such offices, at such times and as often as may be necessary, this Deed of Trust, additional mortgages, security agreements and every other instrument in addition to or supplemental hereto, including applicable financing statements, continuation statements, affidavits or certificates as may be necessary to create, perfect, maintain, continue, extend and/or preserve the liens, encumbrances and security interests intended to be granted and created in and by the Loan Documents and the rights and remedies of Lender and Borrower thereunder. Upon written request of Lender, Borrower shall promptly supply evidence of fulfillment of the foregoing acts and further assurances.

3.21          Change of Name, Identity or Structure.

Except as may be expressly set forth in this Deed of Trust, without giving Lender at least thirty (30) days' prior written notice, Borrower shall not change: (a) its jurisdiction of organization; (b) the location of its place of business (or chief executive office if more than one place of business); or (c) its name or identity (including its trade name or names). In addition, if Borrower is an entity, Borrower shall not change its structure or legal status without first obtaining the prior written consent of Lender.

3.22          Intentionally omitted.

3.23          Management of Secured Property.

The Secured Property shall be managed in a first-class manner by either: (a) Borrower or an entity affiliated with Borrower and approved by Lender; or (b) a professional property management company approved by Lender. The management of the Secured Property by a Borrower-affiliated entity or a professional property management company (in either case, a "Manager") shall be pursuant to a written agreement approved by Lender (the "Management Agreement"). In no event shall any Manager be removed or replaced, or the terms of any Management Agreement materially modified or materially amended without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

3.24          OFAC.

(a)            None of Borrower, Guarantor (if any), or any director, officer, trustee, manager, employee, partner, member, shareholder or beneficiary of Borrower or Guarantor is a Prohibited Person and, during the term of the Loan, no such Person shall become a Prohibited Person. Borrower will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other Person (i) to fund any activities or business of or with any Prohibited Person, (ii) to fund any activities or business in any country or territory that is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person. "Sanctions" means sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC") or the U.S. Department of State or any other statute, regulation or executive order restricting or prohibiting the transaction of business with any Person, group of Persons or nation. "Prohibited Person" means any Person with whom Lender is restricted or prohibited from doing business by OFAC or any Sanctions, including, but not limited to, those Persons named on OFAC's Specially Designated Nationals and Blocked Persons List.

(b)            In connection with any proposed sale or Transfer of a direct or indirect interest in Borrower, Borrower shall provide Lender with such information as Lender may request to perform OFAC searches with respect to the proposed transferee(s) of such interest(s).

3.25          Indemnification.

Without limiting Borrower's obligations set forth in other Sections of this Deed of Trust, Borrower shall indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, claims, actions, suits, costs, damages, losses, penalties, fines and expenses (including, but not limited to, all attorneys' fees) incurred by Lender (the "Indemnified Liabilities") arising out of, by reason of, in connection with or otherwise related to: (a) any action or claim of a third party related to Borrower, the Loan Documents or the Secured Property; (b) any action by Lender to enforce or preserve any rights under the Loan Documents or to the Secured Property; or (c) any accident, injury, death, or damage to any person or property occurring in, on, about, or in connection with the Secured Property; provided, however, Borrower shall have no obligation under this Section to the extent that the Indemnified Liabilities arise out of the gross negligence or willful misconduct of Lender.

3.26          Replacement of Prior Lien.

To the extent there is a lien on the Secured Property securing obligations that are to be satisfied out of the proceeds of the Loan, the security interest and lien granted in this Deed of Trust shall constitute a replacement of such lien

3.27          Future Advances.

This Deed of Trust is given to secure not only the Indebtedness but also future advances (whether obligatory or to be made at the option of Lender, or otherwise) made by Lender, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.

3.28          Ground Lease Provisions.

Borrower warrants that the Ground Lease has not been terminated, modified or amended, and, to Borrower’s knowledge, that no event of default exists thereunder. With respect to the Ground Lease, Borrower further covenants and agrees as follows:

(a)             Borrower shall at all times promptly and faithfully keep, observe and perform in all material respects, or cause to be kept, observed and performed in all material respects, all the covenants, agreements and conditions contained in the Ground Lease to be kept, observed and performed by the lessee thereunder and shall in all material respects conform to and comply with the terms and conditions of the Ground Lease. Borrower shall not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, would be grounds for the lessor under the Ground Lease (the “Ground Landlord”), to terminate the Ground Lease or declare a forfeiture of the leasehold estate, in whole or in part;

(b)             Borrower shall not modify, change, supplement, alter or amend the Ground Lease in any material respect, either orally or in writing without the consent of Lender (provided that no consent of Lender shall be required with respect to amendments to expand the permitted use of the Real Estate under the Ground Lease, to extend the term of the Ground Lease or to correct ministerial errors in the Ground Lease), and Borrower shall not terminate, cancel, sever or surrender, or suffer the termination, cancellation, severance or surrender of the Ground Lease or the leasehold estate, without the consent of Lender and shall not in any way release or discharge the Ground Landlord of or from any material obligations, covenants, conditions and agreements by said party to be kept, observed or performed. Any attempt on the part of Borrower to exercise any right proscribed pursuant to the preceding provisions of this Section 3.28(b) without the prior written consent of Lender shall be void and of no force and effect;

(c)             No release or forbearance of any of Borrower’s obligations under the Ground Lease pursuant to the terms thereof, or otherwise, shall release Borrower of its obligations under this Mortgage or any instrument supplemental hereto;

(d)             Borrower shall give Lender prompt notice of any default by Ground Landlord under the Ground Lease, or of the receipt by Borrower of any notice of default from the Ground Landlord. Borrower shall promptly furnish to Lender any and all information which Lender may reasonably request concerning the performance and observance of all covenants, agreements and conditions contained in the Ground Lease by the Ground Landlord to be observed and performed, including, without limitation, any and all material notices, communications, plans, specifications or other instruments or documents received or given by Borrower in any way relating to or affecting the Ground Lease which may concern or affect the estate of the lessor or the lessee in or under the Ground Lease or in the leased premises thereby demised;

(e)             In the event of any failure by Borrower to keep, observe or perform or failure to cause to be kept, observed or performed, any covenant, agreement or condition contained in the Ground Lease in any material respect or to comply with the terms and conditions of the Ground Lease in any material respect beyond applicable notice and cure periods under the Ground Lease, Lender may, at Lender’s option, perform, observe or comply with the Ground Lease on behalf of Borrower, and any such performance, observance or compliance by Lender shall not remove or waive, as between Borrower and Lender any corresponding Event of Default under the terms of this Mortgage. Any amount so advanced by Lender to effect such performance, observance or compliance and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees), with interest thereon at the Default Rate, shall be a demand obligation of Borrower to Lender, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by this Mortgage;

(f)             Borrower shall not, without Lender’s prior written consent, elect to treat the Ground Lease or the leasehold estate as terminated under Subsection 365(h)(1) of the Bankruptcy Code, after rejection or disaffirmance of Ground Lease by the Ground Landlord, or its successors and assigns, or by any trustee of any such party, and any such election made without such consent shall be void and ineffective;

(g)             Borrower hereby unconditionally assigns, transfers and sets over unto Lender all of Borrower’s claims and rights to the payment of damages that may hereafter arise as a result of any rejection or disaffirmance of the Ground Lease by the Ground Landlord, or its successors and assigns, or by any trustee of any such party pursuant to the Bankruptcy Code. Lender shall have and is hereby granted the right to proceed, in its own name or in the name of Borrower, in respect of any claim, suit, action or proceeding relating to the rejection or disaffirmance of the Ground Lease (including, without limitation, the right to file and prosecute, any proofs of claim, complaints, motions, applications, notices and other documents) in any case in respect of such lessor or any of its successors and assigns, under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Lender as damages arising out of any such rejection or disaffirmance of the Ground Lease shall be applied first to all costs and expenses of Lender (including, without limitation, reasonable attorneys’ fees) in connection with the exercise of its rights under this subparagraph and then, in such manner as Lender shall determine, to the reduction of the Indebtedness, whether or not then due, and the balance, if any, shall then be paid to Borrower;

(h)             In the event, that, pursuant to Subsection 365(h)(2) of the Bankruptcy Code, Borrower seeks to offset against the rent or other payments payable under the Ground Lease, the amount of any damages caused by the nonperformance by the Ground Landlord, or its successors and assigns, of such party’s obligations under the Ground Lease after rejection or disaffirmance thereof under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender of Borrower’s intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Lender shall have the right to object to all or any part of such offset, and, in the event of such objection, Borrower shall not effect any offset of the amounts so objected to by Lender. If Lender shall have failed to object as aforesaid within ten (10) business days after such notice, Borrower may proceed to effect such offset in the amounts set forth in such notice. Neither Lender’s failure to object as aforesaid nor any objection or other communication between Borrower and Lender relating to such offset shall constitute an approval by Lender of any such offset;

(i)              Borrower shall, promptly after obtaining knowledge thereof, give written notice to Lender of any actual or contemplated filing by or against the Ground Landlord, of a petition under the Bankruptcy Code, and use reasonable efforts to give prompt oral notice to Lender of such actual or contemplated filing. The aforesaid written notice shall set forth any information available to Borrower concerning the date on which such petition was filed or is expected to be filed, and the relief sought therein. Borrower shall promptly after receipt thereof, deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating thereto;

(j)              In the event that any action, proceeding, motion or notice shall be commenced or filed in respect of the Ground Landlord, or the Real Estate, or the Secured Property or any part thereof, in connection with any case under the Bankruptcy Code, Lender shall have, and is hereby granted, the option, to conduct and control any such litigation with counsel of Lender’s choice. Lender may proceed, in its own name or in the name of Borrower, in connection with any such litigation, and Borrower agrees to execute any and all powers, pleadings, authorizations, consents and other documents required by Lender in connection therewith. Borrower shall, upon demand, pay to Lender all costs and expenses (including, without limitation, reasonable attorneys’ fees) paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings, together with interest at the Default Rate, and, to the extent permitted by law, such costs, expenses and interest shall be added to the Indebtedness and shall be secured hereby. Borrower shall not, without the prior written consent of Lender, commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Ground Lease in any such case under the Bankruptcy Code;

(k)              In the event that a petition under the Bankruptcy Code shall be filed by or against Borrower and Borrower or any trustee of Borrower shall decide to reject or disaffirm the Ground Lease pursuant to the Bankruptcy Code, Borrower shall give Lender at least ten (10) business days prior written notice of the date on which application shall be made to the court for authority to reject or disaffirm the Ground Lease. Lender shall have the right, but not the obligation, to serve upon Borrower or such trustee within such ten (10) day period a notice stating that (i) Lender demands that Borrower or such trustee assume and assign the Ground Lease to Lender pursuant to Section 365 of the Bankruptcy Code, and (ii) Lender covenants to cure, or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease. In the event that Lender serves such notice upon Borrower or such trustee, neither Borrower nor such trustee shall seek to reject or disaffirm the Ground Lease and Borrower and such trustee shall comply with such demand within thirty (30) days after such notice shall have been given, subject to Lender’s performance of such covenant;

(l)              In the event that a petition under the Bankruptcy Code shall be filed by or against Borrower, and if within thirty (30) days after the date of filing of such petition neither Borrower nor any trustee of Borrower shall take any affirmative action to assume, reject or disaffirm the Ground Lease pursuant to the Bankruptcy Code, then Lender shall have the right, but not the obligation, to serve upon Borrower or such trustee a notice stating that (i) Lender demands that Borrower or such trustee assume and assign the Ground Lease to Lender pursuant to Section 365 of the Bankruptcy Code, and (ii) Lender covenants to cure, or provide adequate assurance of prompt cure of, all defaults and provide adequate assurance of future performance under the Ground Lease. In the event that Lender serves such notice upon Borrower or such trustee, either Borrower or such trustee shall comply with such demand within fifteen (15) days after such notice shall have been given, subject to Lender’s performance of such covenant;

(m)            Borrower hereby assigns, transfers and sets over to Lender a nonexclusive right to apply to the Bankruptcy Court under Subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Ground Lease may be rejected, disaffirmed or assumed after the entry of any order for relief in respect of Borrower under the Bankruptcy Code; and

(n)             If at any time during the term of the loan secured by this Deed of Trust , the Borrower or any party affiliated with Borrower, shall acquire either (i) the interest in the Real Estate currently held by the Ground Landlord, or (ii) the fee title to the Real Estate, or any portion thereof, such title shall be subject to the lien hereof upon such acquisition without the necessity of any further writing, or the recording of any further instrument.

ARTICLE Four
EVENTS OF DEFAULT

4.1            Defaults.

It shall constitute an event of default ("Event of Default") of and under this Deed of Trust and, at the option of Lender, under the other Loan Documents, if any of the following events shall occur:

(a)            Borrower shall fail to perform on the dates or within the times required any of the Indebtedness, including the payment of principal and/or interest under the Note, within any applicable grace and/or notice period expressly provided in the Loan Documents;

(b)            Borrower shall fail to timely observe, perform or discharge any of the non-monetary Obligations, other than a non-monetary obligation described in any other clause in this ARTICLE Four, and any such failure shall remain uncured for thirty (30) days or such lesser period as may be otherwise specified in the applicable Loan Document (the "Grace Period") after notice to Borrower of the occurrence of such failure; provided, however, if: (i) such default cannot reasonably be cured within such Grace Period, but can be cured within ninety (90) days; (ii) no lien or security interest created by the Loan Documents shall be impaired prior to the anticipated completion of such cure; and (iii) Lender's immediate exercise of any remedies provided in this Deed of Trust or by law is not necessary for the protection or preservation of the Secured Property or Lender's security interest therein or lien thereon, and Borrower shall immediately commence and diligently pursue the cure of such default, then the applicable Grace Period shall be extended up to ninety (90) days in order for Borrower to effect such cure;

(c)            Borrower, as landlord or sublandlord, as the case may be, shall assign or otherwise encumber the Rents or any interest therein without first obtaining the written consent of Lender;

(d)            Borrower shall, after the expiration of all applicable grace or cure periods, default or be in default under any agreement, other than the Loan Documents, which (i) is secured by a lien on the Secured Property that is junior and subordinate to this Deed of Trust (regardless of whether such lien was obtained with the prior written consent of Lender); (ii) is secured by a lien on the respective interests of the general partner of Borrower (regardless of whether such lien was obtained with the prior written consent of Lender); or (iii) as a result of such default, subjects the Secured Property to any mechanics', materialmen's or other lien or claim of lien, other than a lien that constitutes a Contested Lien pursuant to Section 3.5 above;

(e)            Should any representation or warranty made by Borrower in, under or pursuant to any of the Loan Documents be false or misleading in any material respect as of the date on which such representation or warranty was made or deemed remade;

(f)            Should any of the Loan Documents cease to be in full force and effect or be declared null and void, or cease to constitute valid and subsisting liens and/or valid and perfected security interests in, to or upon the Secured Property as a result of any act or omission of Borrower;

(g)            Should any violation of Section 3.11 occur or should any other event occur which, under the terms of the Loan Documents, would permit Lender to accelerate the maturity of the Indebtedness;

(h)            Should Borrower fail at any time to satisfy the requirements of Section 3.7 and such failure shall continue for fifteen (15) days after written notice thereof;

(i)             Should any Liable Party (as defined in Section 5.1(h)): (A) generally not pay its debts as they become due; (B) admit in writing its inability to pay its debts; or (C) make a general assignment for the benefit of creditors;

(j)             Should any Liable Party commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it and its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered against it as debtor, or seeking appointment of a receiver for it or for all or any substantial part of its property (collectively, a "Proceeding");

(k)            Should any Liable Party take an action to authorize in writing any of the actions set forth above in subsections (i) or (j) of this Section 4.1;

(l)             Should any Proceeding be commenced against any Liable Party, and such Proceeding result in the entry of an order for relief against it which is not fully stayed within thirty (30) days after the entry thereof or remain undismissed for a period of sixty (60) days;

(m)           Should (i) a final judgment, other than a final judgment in connection with any condemnation, including any judgment or other final determination of any contest permitted by Section 3.5 of this Deed of Trust, be entered against Borrower that adversely affects the validity, enforceability or priority of the liens or security interests created in and by this Deed of Trust, or the other Loan Documents, or both; or (ii) execution or other final process issue on any judgment with respect to the Secured Property, and Borrower shall fail to discharge the same, or provide for its discharge in accordance with its terms, or procure a stay of execution thereon in any event within thirty (30) days from entry, or should Borrower not within such period, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom or from the order, decree or process upon or pursuant to which such judgment shall have been entered and cause its execution to be stayed during such appeal, or if on appeal, such order, decree or process shall be affirmed and Borrower shall not discharge such judgment or provide for its discharge in accordance with its terms within thirty (30) days after the entry of such order or decree of affirmation, or if any stay of execution on appeal is released or otherwise discharged;

(n)            Should any violation of Section 3.28 occur; or

(o)            An Event of Default shall occur under any of the other Mortgages (as defined in the Note).

4.2            Trustee.

(a)            Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.

(b)            Trustee may resign at any time upon giving thirty (30) days' notice in writing to Borrower and to Lender.

(c)            In Lender’s sole, unfettered discretion for any reason whatsoever, Lender may, at any time or from time to time without notice and without specifying any reason therefor and without applying to any court, select and appoint a substitute Trustee by filing for record in the office where this Deed of Trust is recorded a Notice of Substitution of Trustee, and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such substitute trustee without conveyance from the predecessor Trustee. Neither Trustee nor any substitute Trustee shall be required to give bond for the faithful performance of its duties unless required by Lender. Such substitute Trustee shall be appointed by written instrument duly recorded in the county where the Real Estate is located, which appointment may be executed by an authorized agent of Lender and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors and any superior officer of Lender. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust. Borrower hereby ratifies and confirms any and all acts which the herein-named Trustee, or its successors or assigns in this trust, shall do lawfully by virtue hereof. Borrower hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by Trustee or any substitute Trustee, acting under the provisions of this Deed of Trust, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

(d)            At any time, or from time to time, without liability therefor and without notice upon written request of Lender, and without affecting the personal liability of any person for the payment of the Loan or the effect of this Deed of Trust upon the remainder of the Secured Property, Trustee may reconvey any part of the Secured Property, consent in writing to the making of any map or plat thereof, join in granting any easement thereon, or join in any extension agreement or any agreement subordinating the lien or charge hereof.

(e)            Upon written request of Lender stating that the Loan has been paid and all Obligations satisfied, Trustee shall reconvey, without warranty, the Secured Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto.”

(f)             Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by Trustee in good faith to be genuine. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law), and Trustee shall be under no liability for interest on any monies received by it hereunder (except to the extent required by Law). Borrower will reimburse Trustee for, and indemnify, save harmless and defend Trustee against, any and all liability and expense (including, without limitation, attorneys' fees and expenses) which Trustee may incur in performance of its duties under the Loan Documents.

ARTICLE Five
REMEDIES

5.1            Remedies.

(a)            Upon the occurrence of an Event of Default, Lender, at its option, may at any time thereafter declare the entire Indebtedness to be immediately due and payable and the same shall thereupon become immediately due and payable, without any further presentment, demand, protest or notice of any kind being required and Lender, at its option and in its sole discretion, shall also be entitled to do any of the following:

(i)            make any payments or take any other actions it deems necessary or desirable to preserve the Secured Property including, without limitation, to obtain a current appraisal of the Secured Property, to inspect the Secured Property, to pay any tax, assessment, insurance premium, lien, encumbrance or other charge against the Secured Property, and to obtain a title report and/or Trustee’s sale guaranty. Borrower shall, upon demand, reimburse Lender for all sums so advanced or expenses incurred by it, together with interest at the Default Rate from the date of advance or payment of the same, which sums shall be added to the Obligations and secured by this Deed of Trust. Lender may enter upon the Secured Property without prior notice to Borrower or judicial process and may take any action to enforce its rights hereunder without liability to Borrower;

(ii)            (A) in person, by agent or by a receiver, without regard to the adequacy of security, the solvency of Borrower or the condition of the Secured Property, without obligation to do so and without notice to or demand upon Borrower, enter upon and take possession of the Secured Property or any part thereof in its own name or in the name of a trustee and do any acts which Lender deems necessary to preserve the value or marketability of the Secured Property; (B) sue for or otherwise collect the Rents and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, against the Indebtedness, all in such order as Lender may determine; (C) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Indebtedness, the security hereof or the rights or powers of Lender; (D) pay, purchase or compromise any encumbrance, charge or lien that, in the judgment of Lender, is prior or superior hereto; and (E) in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys' fees;

(iii)           as a matter of strict right and without notice to Borrower or anyone claiming under Borrower, and without regard to: (A) the solvency of Borrower; (B) whether there has been or may be any impairment of or diminution in the value of the Secured Property; or (C) whether the amount of the Indebtedness exceeds the then value of the Secured Property, apply ex parte to any court having jurisdiction to appoint a receiver to enter upon and take possession of the Secured Property and Borrower hereby waives notice of any application therefor, provided, if required by law, a hearing to confirm such appointment with notice to Borrower is set within the time required by law (any such receiver shall have all the powers and duties of receivers in similar cases and all the powers and duties of Lender in case of entry as provided herein, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated);

(iv)          commence an action to foreclose this Deed of Trust in the manner provided in this Deed of Trust or by law;

(v)           with respect to any Collateral, proceed as to both the real and personal property in accordance with Lender's rights and remedies in respect of the Real Estate and Improvements, or proceed to sell said Collateral separately and without regard to the Real Estate and Improvements in accordance with Lender's rights and remedies with respect to the Collateral; and

(vi)          direct Trustee, and Trustee shall be empowered, to foreclose the Secured Property by advertisement and exercise of sale under applicable law by delivering to Trustee a written declaration of default and demand for sale and written notice of default and Lender’s election to cause the Secured Property to be sold, which notice Trustee shall cause to be recorded, filed for record, mailed, published and/or posted as may be required by law. After the lapse of the period required by law following the recordation of said notice of default, and notice of sale having been given as required by law, Trustee, without demand on Borrower, shall sell the Secured Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, or otherwise in the manner prescribed by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of the Secured Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Borrower, or Lender, but excluding Trustee, may purchase at such sale. All unexpired hazard insurance on the property so sold shall pass to and inure to the benefit of the purchaser of such property at such sale and Lender is hereby irrevocably authorized to assign in Borrower’s name to such purchaser all such policies, which may be amended or rewritten to show the interest of such purchaser. If foreclosure be made by Trustee, to the extent allowed by law, reasonable attorney fees for services in the supervision of foreclosure proceedings shall be allowed by Trustee as part of the costs of foreclosure. Unless otherwise required by applicable law, after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest as provided in the Note; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

(b)            In (i) any action to foreclose the lien of this Deed of Trust or enforce any other remedy of Lender under any of the Loan Documents; or (ii) any other proceeding whatsoever in connection with any of the Loan Documents or the Secured Property in which Lender is named as a party, there shall be allowed and included, as additional indebtedness in the judgment or decree for sale resulting therefrom, all expenses paid or incurred in connection with such proceeding by or on behalf of Lender, including, without limitation, attorneys' and paralegals' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, land and environmental survey costs, and costs (which may be estimated as to items to be expended after entry of such judgment or decree) of procuring all abstracts of title, title certificates, title searches and examinations, title insurance policies, Torrens certificates and any similar data and assurances with respect to the title to the Secured Property as Lender may deem reasonably necessary either to prosecute or defend in such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Secured Property, incurred by Lender. All expenses and fees of the foregoing nature and such expenses and fees as may be incurred in the protection of the Secured Property and the maintenance of the lien of this Deed of Trust thereon in any litigation or proceeding affecting the Loan Documents or the Secured Property, including probate and bankruptcy proceedings, proceedings to obtain a receiver, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding in connection therewith, shall upon demand of Lender be immediately due and payable by Borrower with interest thereon at the Default Rate from the date of payment of such expenses and fees and shall become a part of the Indebtedness secured by this Deed of Trust.

(c)            Unless otherwise provided herein, if Borrower shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Borrower's part to be performed and complied with under any of the Loan Documents or any other agreement that, under the terms of this Deed of Trust, Borrower is required to perform, Lender may, at its option and in its sole discretion:

(i)            make any payments hereunder or thereunder payable by Borrower, with interest on all such payments at the Default Rate; and/or

(ii)            after the expiration of any applicable grace period and subject to Borrower's right to contest certain Obligations specifically granted in this Deed of Trust, perform any such other acts thereunder on part of Borrower to be performed and enter upon the Secured Property for such purpose.

(d)            In any foreclosure sale of the Secured Property, the Secured Property, including the Real Estate and Improvements, may be sold in one parcel (i.e. as a single entity) or in two or more parcels and, otherwise, in such manner or order as Lender, in its sole discretion, may elect, or as the court having jurisdiction over such foreclosure sale may otherwise order or direct.

(e)            The proceeds of any foreclosure sale of the Secured Property shall be distributed and applied in accordance with the applicable law of the State or as otherwise directed by order of the court in which this Deed of Trust is foreclosed.

(f)             All remedies of Lender provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or by law, including any right of offset. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of any default or Event of Default hereunder or under the Loan Documents, invalidate any act done pursuant to any notice of default or prejudice Lender in the exercise of any of its rights hereunder or under the Loan Documents.

(g)            To the extent permitted by law, Borrower hereby waives its right of redemption in the event of foreclosure.

(h)            Notwithstanding anything herein to the contrary, and in addition to the remedies available to Lender in this Article Five, Borrower and Guarantor (individually, a "Liable Party" and collectively, the "Liable Parties") shall immediately and automatically be and become personally liable for the payment of the Indebtedness upon the occurrence of (i) a Transfer in violation of Section 3.11; and/or (ii) any of the bankruptcy-related Events of Default under Sections 4.1(i)(C), 4.1(j), 4.1(k) (solely with respect to authorizing the action set forth in Section 4.1(i)(C)) or 4.1(l) of this Deed of Trust.

ARTICLE Six
SECURITY AGREEMENT AND FIXTURE FILING

6.1            Security Agreement.

Borrower hereby assigns and grants to Lender a first priority present security interest in and to the Rents, Contract Rights, Intangible Personal Property, Tangible Personal Property, Proceeds, Right to Encumber and Other Rights and Interests described in ARTICLE Two and in and to any other part or component of the Secured Property which may not be deemed real property or which may not constitute a "fixture" (within the meaning of the Code as defined below), and all replacements, substitutions and additions of, for and to the same and the proceeds thereof (collectively, the "Collateral") in order to secure payment of the Indebtedness and performance by Borrower of the other Obligations. This Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code as adopted by the State (the "Code").

6.2            Fixture Filing.

This Deed of Trust, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of the Code with respect to any and all fixtures included within the foregoing description and definition of the Secured Property and any Collateral that may now be or hereafter become "fixtures" within the meaning of the Code.

6.3            Remedies.

If any Event of Default occurs under this Deed of Trust, Lender, in addition to its other rights and remedies provided under this Deed of Trust, shall have all the rights and remedies available to a secured party under the Code, as well as all other rights and remedies available at law or in equity. Borrower, upon request by Lender, will assemble the Collateral and make it available to Lender at a place Lender designates to allow Lender to take possession or dispose of the Collateral. Borrower agrees that ten (10) days' prior written notice of the time and place of the sale of the Collateral, sent to Borrower in the manner provided for the mailing of notices herein, is reasonable notice to Borrower. The sale of the Collateral may be conducted by an employee or agent of Lender and any Person, including both Borrower and Lender, shall be eligible to purchase any part or all of the Collateral at the sale. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Lender shall include, without limitation, attorneys' and paralegals' fees and legal expenses incurred by Lender, and shall be paid by Borrower. If permitted by statute or court decision, the Collateral may be sold as part of any foreclosure sale of the Secured Property.

6.4            Waivers.

Borrower waives any right to require Lender to (a) proceed against any Person; (b) proceed against or exhaust any Collateral; or (c) pursue any other remedy in its power. Borrower further waives any defense arising by reason of any power and any defense arising by reason of any disability or other defense of Borrower or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Borrower or any other Person. Until the Indebtedness shall have been paid in full, Borrower shall not have any right to subrogation and Borrower waives any right to enforce any remedy which Borrower now has or may hereafter have against Lender or against any other Person and Borrower further waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Lender for or with respect to the Indebtedness and/or the Obligations.

6.5            Authorization.

Borrower hereby authorizes Lender, at any time and from time to time during the life of the Loan, to file in any filing office in any Code jurisdiction any financing statements, amendments or addendums thereto and continuation statements (the "UCC Documents") in order to perfect or continue the perfection of any security interest granted under this Deed of Trust or any of the other Loan Documents. Lender may describe the Collateral in the UCC Documents as "all assets" of Borrower. Borrower agrees to provide any information needed to complete such UCC Documents to Lender promptly upon request.

Borrower shall pay to Lender, within thirty (30) days of written demand, any and all costs and expenses incurred by Lender in connection with the preparation, processing and filing of any such UCC Documents, including reasonable attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the date paid by Lender until the date repaid by Borrower and such costs and expenses, together with such interest, shall be part of the Indebtedness and shall be secured by this Deed of Trust.

6.6            Preservation of Borrower's Existence.

Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and of the State.

6.7            Notice of Change of Location of Collateral.

Without giving at least thirty (30) days' prior written notice to Lender, Borrower shall not add to or change any location at which any of the Collateral is stored, held or located.

ARTICLE Seven
MISCELLANEOUS

7.1            Notices, Consents, and Approvals.

Any notice, consent or approval that Lender or Borrower may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address set forth below or at such other address as such intended recipient may from time to time by notice in writing designate to the sender pursuant hereto. Any such notice, consent or approval shall be deemed effective if given (a) by nationally recognized overnight courier for next day delivery one (1) business day after delivery to such courier; (b) by United States mail (registered or certified), two (2) business days after such communication is deposited in the mail; or (c) in person, when written acknowledgment of receipt thereof is given. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Lender by this Deed of Trust is not required to be given.

a.            If to Lender:

State Farm Life Insurance Company

One State Farm Plaza

Bloomington, Illinois 61710

Attn: Corporate Law-Investments, A-3

  Loan No. 15134

and

McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Attn: Jeffrey Petit, Esq.

b.            If to Borrower:

EQRT 2871 102nd, L.P.

c/o EQT Exeter

Five Radnor Corporate Center

100 Matsonford Road, Suite 250

Radnor, Pennsylvania 19087

Attn: Brian L. Ford

and

Kleinbard LLC

Three Logan Square

1717 Arch Street, 5th Floor

Philadelphia, Pennsylvania 19103

Attn: Kelly Anne Donohoe, Esq.

7.2            Time of Essence.

It is specifically agreed that time is of the essence for all of the terms and provisions contained in this Deed of Trust and the other Loan Documents.

7.3            Covenants of Deed of Trust Run with Title to the Real Estate.

The Obligations set forth in this Deed of Trust are intended as, shall be deemed and are hereby declared to be, covenants running with the title to the land which constitutes the Real Estate and any and all portions(s) thereof, and such Obligations shall be binding upon and enforceable by the owner and holder of this Deed of Trust personally against Borrower and any successor in title to Borrower who or which shall acquire and/or hold title to the Real Estate while the same is subject to and encumbered by this Deed of Trust. Every Person that shall have, claim, own, hold, accept or otherwise acquire title to the Real Estate, whether or not such title is reflected in the public records of the State and County in which the Real Estate is located, shall be conclusively presumed and deemed to have consented and agreed to personally perform each and every covenant and obligation of Borrower contained in this Deed of Trust, to the same extent as the original Borrower, whether or not any reference to this Deed of Trust is contained in the document or instrument pursuant to which such Person shall have acquired title to the Real Estate, and whether or not such Person shall have expressly agreed in writing to assume or perform the Obligations of Borrower contained in this Deed of Trust.

7.4            Governing Law.

THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF STATE OF WASHINGTON, THE LAW OF THE STATE OF ILLINOIS SHALL OTHERWISE GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS DEED OF TRUST. TO THE EXTENT THAT THIS DEED OF TRUST MAY OPERATE AS A SECURITY AGREEMENT UNDER THE CODE, LENDER SHALL HAVE ALL RIGHTS AND REMEDIES CONFERRED THEREIN FOR THE BENEFIT OF A SECURED PARTY.

7.5            Severability.

If any provision of this Deed of Trust, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstance, is held invalid, the validity of the remainder of this Deed of Trust shall be construed as if such invalid part were never included herein.

7.6            Headings.

The headings of articles, sections, paragraphs and subparagraphs in this Deed of Trust are for convenience of reference only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof.

7.7            Grammar.

As used in this Deed of Trust, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.

7.8            Deed in Trust.

If title to the Secured Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein against the creation of any lien on the Secured Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

7.9            Successors and Assigns.

This Deed of Trust and all provisions hereof shall be binding upon and enforceable against Borrower, its successors, assigns, legal representatives and all other Persons claiming under or through Borrower and the word "Borrower" when used herein shall include all such Persons and any others liable for the payment of the Indebtedness or any part thereof, whether or not they have executed the Note or this Deed of Trust. The word "Lender" when used herein shall include Lender's successors, assigns and legal representatives, including all other holders, from time to time, of the Note.

7.10          No Oral Change.

This Deed of Trust may only be modified, amended or changed by an instrument in writing signed by Borrower and Lender and may only be released, discharged or satisfied of record by an instrument in writing signed by Lender. No waiver of any term, covenant, condition or provision of this Deed of Trust shall be effective unless given in writing by Lender, and if so given by Lender shall only be effective in the specific instance in which given.

7.11          Entire Agreement.

This Deed of Trust and the other Loan Documents supersede, in all respects, all prior written or oral agreements between Borrower and Lender relating to the Loan, this Deed of Trust and the other Loan Documents (including, without limitation, the Loan Application submitted by Borrower to Lender in connection with the Loan) and there are no agreements, understandings, warranties or representations between the parties except as set forth in this Deed of Trust and the other Loan Documents.

7.12          Construction.

Borrower acknowledges that Borrower and Borrower's counsel have reviewed this Deed of Trust and the other Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the construction or interpretation of this Deed of Trust or the other Loan Documents or any amendments or schedules to any of the foregoing.

7.13          Limitation of Liability.

In consideration of the security provided by Borrower to Lender for repayment of the Indebtedness, including, without limitation, the liens on and security interests in the Secured Property granted pursuant to this Deed of Trust and the assignment of the Rents and Leases made pursuant to the Assignment of Rents and Leases, upon the occurrence of an Event of Default under this Deed of Trust or under any of the other Loan Documents, Lender agrees that it shall not, except as otherwise set forth in this Section, seek to enforce, nor shall Lender be entitled to enforce, any deficiency or monetary judgment against Borrower, any partner of Borrower, any member of Borrower, any shareholder of Borrower or any beneficiary of Borrower (individually, an "Exculpated Party", and collectively, the "Exculpated Parties"), personally, and shall not levy or execute judgment upon any property of the Exculpated Parties, other than the Secured Property; it being expressly agreed, acknowledged and understood, however, that the foregoing limitation of the liability of an Exculpated Party shall not apply to, and nothing contained herein shall in any manner or way release, affect or impair:

(a)            The existence of the Indebtedness and Obligations created in and evidenced by the Loan Documents;

(b)            The enforceability of the liens, security interests and assignments created in and granted by the Loan Documents against the Secured Property;

(c)            The enforceability of the Environmental Indemnification Agreement and any Guaranty given to Lender; or

(d)            The right of Lender to recover, jointly and severally, from the Liable Parties: (i) all Indebtedness as set forth in Section 5.1(h) of this Deed of Trust and (ii) all Losses (as defined in the Note) incurred by Lender (whether directly or indirectly) as set forth in Section 5 of the Note.

7.14          Waiver of Trial by Jury.

Borrower hereby waives, to the fullest extent permitted by applicable law, the right to trial by jury in any action, proceeding or counterclaim filed by any party, whether in contract, tort or otherwise, relating directly or indirectly to this Deed of Trust or any acts or omissions of Borrower in connection therewith or contemplated thereby.

7.15          Servicing Fees and Expenses.

Borrower acknowledges and agrees that Lender shall impose certain reasonable administrative processing fees (the “Servicing Fees”), not to exceed $10,000 per Servicing Action, in connection with (a) the extension, renewal, modification, amendment and termination of the Loan Documents; (b) the release or substitution of collateral therefor (other than pursuant to the terms of the Agreement Regarding Permitted Releases, which Servicing Fees shall be paid in accordance therewith); (c) the consideration of any consents, waivers and approvals with respect to the Secured Property or Borrower; or (d) any other services provided by Lender or any of its agents to or on behalf of Borrower in connection with the Secured Property, the Loan Documents or the Indebtedness secured thereby (the occurrence of any of the foregoing shall hereafter be referred to as a “Servicing Action”). Lender shall not impose Servicing Fees for the review of any Lease or proposed Lease or the preparation or review of any tenant estoppel certificate or any subordination, nondisturbance and attornment agreement. Borrower hereby acknowledges and agrees to pay, immediately, upon demand, all such Servicing Fees, and any additional fees of a similar type or nature that may be imposed by Lender from time to time in connection with a Servicing Action. For avoidance of doubt, the Servicing Fee shall not be charged to the extent that another fee is payable to Lender pursuant to the express terms of the Loan Documents (including, without limitation, the Agreement Regarding Permitted Releases). Borrower shall also be responsible for the payment of all reasonable fees and expenses of Lender’s outside counsel in the event that Lender, in its reasonable discretion, shall determine that the assistance of an outside attorney is necessary or appropriate to accomplish the Servicing Action.

7.16          Subrogation.

To the extent the proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Secured Property (including, without limiting the generality of the foregoing, any prior lien), Lender shall be subrogated to all rights, interests and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, the terms and provisions hereof shall govern the rights and remedies of Lender and, to the extent permitted by law without impairing any of Lender's rights of subrogation, shall supersede the terms, provisions, rights and remedies under the lien or liens to which Lender is subrogated hereunder.

7.17          Modifications and Extensions.

Borrower and Lender may agree to (a) extend the time for payment of all or any part of the Indebtedness; (b) reduce, rearrange or otherwise modify the terms of payment thereof; (c) accept a renewal note or notes therefor; and (d) otherwise deal with the Secured Property or the Loan Documents, all without notice to or the consent of any junior lienholder or any other Person having an interest in the Secured Property and/or Collateral subordinate to the lien of this Deed of Trust and without the consent of Borrower if Borrower has then parted with title to the Secured Property and/or Collateral. No such extension, reduction, modification, renewal or dealing shall affect the priority of this Deed of Trust or release any liability of Borrower or any other Person or impair the security hereof in any manner whatsoever.

7.18          State Specific Provisions. In the event of any inconsistencies between the other terms and conditions of this Deed of Trust and this Section 7.18, the terms and conditions of this Section 7.18 shall control and be binding.

(a)            Borrower represents, warrants, and covenants that the Secured Property is not used, and shall not be used, principally for agricultural purposes and this Deed of Trust does not secure an obligation incurred primarily for personal, family or household purposes. This Deed of Trust secures an obligation incurred exclusively for commercial, business or investment purposes. Borrower agrees that the Loan proceeds shall be used exclusively for commercial, business or investment purposes.

(b)            If a suit or an action is instituted in connection with any controversy arising out of this Deed of Trust or any other Loan Document or to enforce any rights thereunder, the prevailing party shall be entitled to recover such amount as the court may adjudge reasonable as attorneys' or paralegals' fees and costs of litigation at trial or on any appeal or review, in addition to all other amounts provided by law.

(c)            If this Deed of Trust is foreclosed as a mortgage, the purchaser at such foreclosure sale, during any redemption period, may make such repairs and take such actions on the Secured Property as may be reasonably necessary for the proper operation, care, preservation, protection and insurance of the Secured Property. All sums expended by the purchaser in the exercise of any such right or remedy and all reasonable costs and expenses so incurred, together with interest thereon at the Default Rate from the date of expenditure by the purchaser (or the highest lawful rate if that is less) shall be added to and become part of the amount required to be paid for the redemption from such sale.

(d)            To the extent the Washington Deed of Trust Act, as now existing or hereafter amended, or other statute requires that the “fair market value” or “fair value” of the Secured Property be determined as of the foreclosure date in order to enforce a deficiency against Borrower or any other party liable for repayment of the Obligations, the term “fair market value” or “fair value” shall include those matters required by law and the additional factors set forth below:

(i)            The Secured Property shall be valued “as is” and “with all faults” and there shall be no assumption of restoration or refurbishment of Improvements, if any, after the date of the foreclosure.

(ii)            An offset to the fair market value or fair value of the Secured Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs related to the sale of the Secured Property, including but not limited to brokerage commissions, title policy expenses, tax pro-rations, escrow fees, and other common charges that are typically incurred by the seller of real property.

Borrower shall pay the costs of any appraisals and other expenses incurred in connection with any such determination of fair market value or fair value.

NOTICE

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. (RCW 19.36).

[Signature appears on the following page]

IN WITNESS WHEREOF, Borrower has executed this Deed of Trust as of the date first written above.

BORROWER:

EQRT 2871 102nd, L.P., a Delaware limited partnership

By:	EQRT 2871 102nd GP, LLC, a Delaware limited liability
company, its sole general partner

By:	EQT Exeter REIT Operating Partnership LP, a
Delaware limited partnership, its sole member

By	EQT Exeter Real Estate Income Trust, Inc., a
Maryland corporation, its sole general partner

	By:	/s/ J. Peter Lloyd
	Name:	J. Peter Lloyd,
	Title:	Chief Financial Officer

COMMONWEALTH OF PENNSYLVANIA	)
) ss.
COUNTY OF DELAWARE	)

On this the 11th day of September, 2024, before me, the undersigned officer, personally appeared J. Peter Lloyd, Chief Financial Officer of EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation, which is the sole general partner of EQT Exeter REIT Operating Partnership LP, a Delaware limited partnership, which is the sole member of EQRT 2871 102nd GP, LLC, a Delaware limited liability company, which is the sole general partner of EQRT 2871 102nd, L.P., a Delaware limited partnership, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as Chief Financial Officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Lisa Bianchini
NOTARY PUBLIC

Print Name:
My Commission Expires:

[SEAL]

SIGNATURE AND ACKNOWLEDGMENT PAGE

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING